Exhibit 99.1

Optinose to Highlight Data at the 2018 AAAAI/WAO Joint Congress

Optinose expects to make XHANCE (fluticasone propionate) nasal spray 93mcg available through retail pharmacies in early April 2018

YARDLEY, Pa., Feb. 27, 2018- Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today announced the Company will present clinical and health economic outcomes data at the 2018 American Academy of Allergy, Asthma & Immunology (AAAAI)/World Allergy Organization (WAO) Joint Congress in Orlando, Florida, March 2 - 5, 2018. Abstracts are available on the AAAAI/WAO Joint Congress website.

In addition, the Company today announced it expects to make XHANCE available through retail pharmacies in early April 2018.

Optinose data is expected to be highlighted in six scientific posters accepted for presentation during this Joint Congress:

Poster Session #3209 - Chronic Rhinosinusitis: Quality of Life and Newer Therapies is scheduled on Sunday, March 4 from 9:45 a.m. to 10:45 a.m. in the Convention Center, South Concourse, Level 1, South Hall A2.

•	Poster 519: EDS-FLU Improves Quality of Life and Health Status: Pooled Analysis of Phase 3 Trials Navigate I and II

•	Poster 523: Disease Burden of Chronic Rhinosinusitis (CRS) is as Severe as Other Serious Chronic Diseases

•	Poster 524: Economic Impact Associated with a Reduction in Surgical Eligibility among Adult Patients with Chronic Rhinosinusitis - A Population Cost Offset Model

•	Poster 527: Exhalation Delivery System with Fluticasone (EDS-FLU) Improves Health-Related Quality of Life (HRQoL) in Patients with Chronic Rhinosinusitis with Nasal Polyps: Results from NAVIGATE II

Poster Session #3211 - Chronic Rhinosinusitis: With and Without Nasal Polyps is scheduled on Sunday, March 4 from 9:45 a.m. to 10:45 a.m. in the Convention Center, South Concourse, Level 1, South Hall A2.

•	Poster 534: Exhalation Delivery System with Fluticasone (EDS-FLU) Improves Outcomes in Chronic Rhinosinusitis without Nasal Polyps (CRSsNP) in Patients With or Without Recent Intranasal Steroid Use

Poster Session #4212 - Allergic Rhinitis: Diagnosis and Treatment is scheduled on Monday, March 5 from 9:45 a.m. to 10:45 a.m. in the Convention Center, South Concourse, Level 1, South Hall A2.

Exhibit 99.1

•	Poster 867: Exhalation Delivery Systems (EDS) Greatly Increase Topical Delivery to Target Sites for Chronic Rhinosinusitis (CRS) Compared to Nasal Sprays or Pressurized MDIs (pMDI)

The poster presentations are intended for scientific discussion only.

About Optinose
Optinose is a global specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. Optinose has offices in the U.S., the U.K. and Norway. To learn more, please visit www.optinose.com or follow us on Twitter and LinkedIn.

Cautionary Note on Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: the planned retail availability of XHANCE in early April 2018 and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: our ability to establish supply chain and commercial infrastructure and capabilities to launch XHANCE; physician and patient acceptance of XHANCE; our ability to obtain adequate third-party reimbursement for XHANCE; varying interpretation of clinical data; and the risks, uncertainties and other factors discussed in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and we undertake no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Media Contact
Kate Traynor, Sloane & Company
Ktraynor@sloanepr.com
212.446.1871

Optinose Investor Contact
Jonathan Neely
Jonathan.neely@optinose.com
267.521.0531

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